Exhibit 10.3

EXECUTION VERSION

SALE AGREEMENT, dated as of August 28, 2020 (the “Closing Date”), between BDCA 57TH STREET FUNDING, LLC, a Delaware limited liability company (the “Buyer”), and BUSINESS DEVELOPMENT CORPORATION OF AMERICA, a Maryland corporation (the “Seller”).

WHEREAS, the Buyer desires to purchase Portfolio Investments from the Seller from time to time; and

WHEREAS, the Seller is willing to sell to the Buyer from time to time such Portfolio Investments.

NOW, THEREFORE, in consideration of the foregoing, the other good and valuable consideration and the mutual terms and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1      Definitions. Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned them in that certain Loan and Security Agreement, dated as of August 28, 2020, by and among the Buyer, Business Development Corporation of America, as portfolio manager, the Lenders party thereto, U.S. Bank National Association, as collateral administrator, collateral agent and securities intermediary, and JPMorgan Chase Bank, National Association, as administrative agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).

ARTICLE II

PURCHASE AND SALE OF CONVEYED ASSETS

SECTION 2.1      Transfers of Portfolio Investments. On the terms and subject to the conditions set forth in this Agreement, from time to time (each such occasion, a “Purchase Date”), the Seller agrees to transfer to the Buyer, and the Buyer agrees to accept from the Seller, all of the Seller’s right, title and interest in, to and under Portfolio Investments approved pursuant to Article I of the Loan Agreement. All transfers pursuant to this Section 2.1 on each Purchase Date shall be evidenced by transfer documentation substantially in the form attached as Exhibit A or such other transfer documentation as is required by the underlying documentation of such Portfolio Investment and, in each case, is acceptable to the Administrative Agent in its sole discretion (the “Transfer Documentation”). Notwithstanding anything to the contrary in the Transfer Documentation, this Agreement shall govern all transfers of Portfolio Investments between the Buyer and the Seller on each Purchase Date.

SECTION 2.2      Consideration for, and Characterization of, Purchases. The purchase price of any Portfolio Investment shall be the fair market value of such Portfolio Investment. The determination of the fair market value of any Portfolio Investment shall be made in accordance with the provisions of Article I of the Loan Agreement. The purchase price for a Portfolio Investment shall be paid on the related Purchase Date (a) by payment in cash in immediately available funds and/or (b) to the extent not paid in cash, as a capital contribution by the Seller to the Buyer in an amount equal to the unpaid portion of the purchase price.

SECTION 2.3      No Recourse. The sale and purchase of Portfolio Investments under this Agreement shall be without recourse, representation or warranty to the Seller, except that the Seller shall be liable to the Buyer for all representations, warranties, covenants and indemnities made by the Seller as provided in this Agreement.

SECTION 2.4      True Sales and True Contributions. The Seller and the Buyer intend the transfers of Portfolio Investments hereunder to be conveyances by the Seller to the Buyer that are absolute and irrevocable and that provide the Buyer with the full benefits of ownership of such Portfolio Investments, and neither the Seller nor the Buyer intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Buyer to the Seller. All beneficial interest and title to the Portfolio Investments shall pass to the Buyer and shall not be considered property of the Seller’s estate in the event of a bankruptcy proceeding. However, in the event that, notwithstanding the intent of the parties, any Portfolio Investments are determined to be property of the Seller’s estate following a transfer of such Portfolio Investments under this Agreement, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of the UCC, and (ii) the conveyance by the Seller provided for in this Agreement shall be deemed to be a grant by the Seller to the Buyer of all of the Seller’s right, title and interest in, to and under the Portfolio Investments, whether now or hereafter existing or created, to secure (1) the rights of the Buyer hereunder, (2) a loan by the Buyer to the Seller in the amount of the consideration as determined under Section 2.2 and (3) without limiting the foregoing, the payment and performance of the Seller’s obligations (whether monetary or otherwise) hereunder. The Seller and the Buyer shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Portfolio Investments, such security interest would be deemed to be a perfected security interest of first priority in favor of the Buyer under applicable law and shall be maintained as such throughout the term of this Agreement. The parties agree that the foregoing sales of Portfolio Investments constitute sales of “general intangibles,” “promissory notes” and “tangible chattel paper” as described in the UCC and that this Agreement shall create a security interest in favor of the Buyer as the purchaser of the Portfolio Investments. In furtherance of the two immediately preceding sentences, and solely if the arrangements with respect to the Portfolio Investments hereunder are deemed for any purpose to constitute a loan and not a purchase and sale or contribution of such Portfolio Investments, the Seller hereby grants to the Buyer a first priority perfected security interest in all of the Seller’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Portfolio Investments, and all money, accounts, general intangibles, payment intangibles, chattel paper, instruments, documents, goods, supporting obligations, investment property, deposit accounts, securities accounts, certificates of deposit, letters of credit, letter-of-credit rights and advices of credit consisting of, arising from or related to the Portfolio Investments, and all proceeds thereof, to secure its obligations hereunder, including its obligation to remit to the Buyer, or its successors and assigns, all amounts received on account of the Portfolio Investments and other proceeds of the Portfolio Investments.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1      Representations and Warranties of the Seller. The Seller hereby makes the following representations and warranties. Unless otherwise provided below, such representations and warranties speak as of the Closing Date and each Purchase Date and shall survive the sale, transfer and assignment of the Portfolio Investments to the Buyer:

(a)            Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Portfolio Investments;

(b)           Due Qualification. The Seller is duly qualified to do business as a corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires or shall require such qualification;

(c)            Power and Authority. The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the Portfolio Investments to the Buyer and has duly authorized such sale and assignment to the Buyer by all necessary corporate action; and the execution, delivery and performance of this Agreement have been duly authorized by the Seller by all necessary corporate action;

(d)           Valid Sale; Binding Obligation. This Agreement, when duly executed and delivered, shall constitute a valid sale, transfer and assignment of the Portfolio Investments, enforceable against creditors of the Seller, and this Agreement, when duly executed and delivered, shall constitute a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(e)            No Violation. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement, shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time or both) a default under the charter or bylaws of the Seller or any indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it is bound; result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement) or violate any law, or, to the Seller’s knowledge, any order, rule or regulation applicable to the Seller, of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties;

(f)            No Proceedings. There are no proceedings or, to the Seller’s knowledge, investigations pending, or, to the Seller’s knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement;

(g)           No Consent. No permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Seller of this Agreement or the consummation by the Seller of the transactions contemplated hereby, except as expressly contemplated herein;

(h)           Due Execution and Delivery. This Agreement has been duly executed and delivered on behalf of the Seller;

(i)            Ability to Perform. No event has occurred which materially and adversely affects the Seller’s operations or its ability to perform its obligations under this Agreement;

(j)            Insolvency. The Seller (i) is not insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement; (ii) does not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature; (iii) is not making any transfers hereunder with actual intent to hinder, delay or defraud any Person and (iv) does not have assets that constitute unreasonably small capital to carry out its business as then conducted. The Seller does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official with respect to it or any of its assets. The Seller is not selling or transferring the Portfolio Investments with any intent to hinder, delay or defraud its creditors;

(k)            Security Interest Representations.

(i)            In the event that the transfer of the Portfolio Investments pursuant to the terms of this Agreement is held not to constitute a “true sale” or “true contribution,” this Agreement creates a valid and continuing security interest (as defined in the UCC) in the Portfolio Investments in favor of the Buyer, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Seller;

(ii)           Immediately prior to each conveyance of the Portfolio Investments made in accordance with the terms of this Agreement, the Seller was the sole owner of such Portfolio Investments and owned and had good and marketable title to such Portfolio Investments, free and clear of any lien, claim or encumbrance of any Person (other than any liens with respect to which the underlying lien will be released in connection with the transfers contemplated herein) (whether senior, junior or pari passu);

(iii)          The Seller has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Portfolio Investments granted to the Buyer;

(iv)          Except as provided for under this Agreement, the Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Portfolio Investments (other than any liens with respect to which the underlying lien will be released in connection with the transfers contemplated herein). The Seller has not authorized the filing of any financing statements or documents of similar import against the Seller that include a description of collateral covering the Portfolio Investments other than any financing statement or document of similar import (i) relating to the security interest granted to the Buyer, (ii) with respect to which the underlying lien will be released in connection with the transfers contemplated herein or (iii) that has been terminated;

(v)           The Seller is not aware of any judgment or tax lien filings against the Seller; and

(vi)           The Seller has received all necessary consents and approvals required by the terms of the Portfolio Investments to pledge to the Buyer its interest and rights in the Portfolio Investments hereunder;

(l)             Binding Obligation. Each Portfolio Investment is in full force and effect and, to the knowledge of the Seller, is the genuine, legal, valid and binding payment obligation in writing of the obligor thereon, enforceable against such obligor in accordance with its terms, and the obligations of such obligor under such Portfolio Investment are irrevocable and unconditionally payable, except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors’ rights in general and by equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(m)           Fair Consideration. The consideration received by the Seller hereunder with respect to the assets sold or contributed hereunder to the Buyer is fair consideration having value reasonably equivalent to the value of the Portfolio Investments sold by it and the performance of its obligations hereunder and

(n)           Investment Company Status. The Seller is not required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended.

SECTION 3.2      Representations and Warranties of the Buyer. The Buyer hereby makes the following representations and warranties as of the Closing Date and each Purchase Date:

(a)            Organization and Good Standing. The Buyer has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Portfolio Investments;

(b)            Due Qualification. The Buyer has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires or shall require such qualification;

(c)            Power and Authority. The Buyer has the power and authority to execute and deliver this Agreement and to carry out its terms, and the execution, delivery and performance of this Agreement have been duly authorized by the Buyer by all necessary action;

(d)           Binding Obligation. This Agreement, when duly executed and delivered, shall constitute a legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(e)            No Violation. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms of this Agreement, shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time or both) a default under the limited liability company agreement of the Buyer or any indenture, agreement, mortgage, deed of trust or other instrument to which the Buyer is a party or by which it is bound; result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than this Agreement or the Loan Agreement) or violate any law, or, to the Buyer’s knowledge, any order, rule or regulation applicable to the Buyer, of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Buyer or any of its properties;

(f)            No Proceedings. There are no proceedings or, to the Buyer’s knowledge, investigations pending, or, to the Buyer’s knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Buyer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Buyer of its obligations under, or the validity or enforceability of, this Agreement;

(g)            No Consent. No permit, consent, approval or authorization of, or declaration to or filing with, any Governmental Authority is required in connection with the execution, delivery and performance by the Buyer of this Agreement or the consummation by the Buyer of the transactions contemplated hereby, except as expressly contemplated herein;

(h)           Due Execution and Delivery. This Agreement has been duly executed and delivered on behalf of the Buyer;

(i)            Ability to Perform. No event has occurred which materially and adversely affects the Buyer’s operations or its ability to perform its obligations under this Agreement and

(j)             Insolvency. The Buyer (i) is not insolvent and will not be rendered insolvent by the transactions contemplated by this Agreement; (ii) does not intend to incur or believe that it shall incur debts that would be beyond its ability to pay as such debts mature; (iii) is not making any transfers hereunder with actual intent to hinder, delay or defraud any Person and (iv) does not have assets that constitute unreasonably small capital to carry out its business as then conducted. The Buyer does not contemplate the commencement of insolvency, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official with respect to it or any of its assets.

ARTICLE IV

CONDITIONS

SECTION 4.1      Conditions to Obligation of the Buyer. The obligation of the Buyer to purchase or acquire Portfolio Investments hereunder on any Purchase Date is subject to the satisfaction of the following conditions:

(a)            Representations and Warranties True. The representations and warranties of the Seller in Section 3.1 shall be true and correct in all material respects (or, with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such Purchase Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Purchase Date.

(b)           Transfer Documentation. The Seller shall have executed and delivered to the Buyer the appropriate Transfer Documentation with regard to such Portfolio Investments.

(c)            Other Transactions. All conditions precedent under the Loan Agreement to the advance of the funds necessary for the Buyer to finance such purchase shall have been satisfied or waived.

SECTION 4.2      Conditions to Obligation of the Seller. The obligation of the Seller to sell Portfolio Investments to the Buyer hereunder on any Purchase Date is subject to the satisfaction of the following conditions:

(a)            Representations and Warranties True. The representations and warranties of the Buyer in Section 3.2 shall be true and correct in all material respects (or, with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such Purchase Date with the same effect as if then made, and the Buyer shall have performed all obligations to be performed by it hereunder on or prior to such Purchase Date.

(b)           Purchase Price. On such Purchase Date, as applicable, the Buyer shall pay to the Seller the consideration payable on such date as provided in Section 2.2.

ARTICLE V

ADDITIONAL AGREEMENTS

SECTION 5.1      Affirmative Covenants. From the date hereof until the payment in full of all Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) and the termination of the Financing Commitments, unless the Buyer shall otherwise give its prior written consent, the Seller hereby agrees that it will perform the covenants and agreements set forth in this section.

(a)            Compliance with Laws, Etc. The Seller will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority; provided, however, that the Seller may contest any act, regulation, order, decree or direction in any reasonable manner that shall not materially and adversely affect the rights of the Buyer in the Portfolio Investments.

(b)           Preservation of Organizational Existence. The Seller will preserve and maintain its organizational existence, rights, franchises and privileges in the jurisdiction of its formation and existence and qualify and remain qualified in good standing as a foreign entity in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications could reasonably be expected to result in a material adverse effect.

(c)            Keeping of Records and Books of Account. The Seller shall maintain and implement administrative and operating procedures and shall keep and maintain all documents, books, records and other information evidencing the transfer of the Portfolio Investments.

(d)           Separate Organizational Existence of Buyer. The Seller hereby acknowledges that the Administrative Agent is entering into, or will enter into, the Loan Agreement in reliance upon the Buyer’s identity as a legal entity separate from the Seller. Therefore, the Seller will take all necessary steps to continue its identity as a separate legal entity from the Buyer and to make it apparent to third Persons that each is an entity with assets and liabilities distinct from those of the Buyer.

(e)            Notification of Breach. The Seller will advise the Buyer promptly, in reasonable detail, upon discovery of the occurrence of a breach, in any material respect, by the Seller of any of its representations, warranties and covenants contained herein.

(f)            Compliance Certificate. Concurrently with the delivery of any compliance certificate delivered by the Buyer pursuant to Section 6.02(p)(ii) of the Loan Agreement, the Seller shall furnish to the Administrative Agent a compliance certificate, certifying that the financial statements delivered pursuant to Section 6.02(p)(i) of the Loan Agreement fairly present in all material respects the financial condition and the results of operations of the Seller on the dates and for the periods indicated, on the basis of GAAP, subject, in the case of interim financial statements, to normally recurring year-end adjustments.

SECTION 5.2      Negative Covenants. From the date hereof until the payment in full of all Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) and the termination of the Financing Commitments, unless the Buyer shall otherwise give its prior written consent, the Seller hereby agrees that it will perform the covenants and agreements set forth in this section.

(a)            Sales, Liens, Etc. Except as otherwise provided herein, the Seller will not (i)(A) sell, assign (by operation of law or otherwise) or otherwise transfer to any Person; (B) pledge any interest in; (C) grant, create, incur, assume or permit to exist any lien or encumbrance to or in favor of any Person upon or with respect to or (D) cause to be filed any financing statement or equivalent document relating to perfection with respect to any Portfolio Investment or (ii) assign to any Person any right to receive income from or in respect of any of the foregoing.

(b)           Change in Name. The Seller shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Seller seriously misleading within the meaning of Section 9-506 of the UCC, unless it shall have given at least 30 days’ (or such shorter period as the Administrative Agent may agree) prior written notice thereof, and shall file such financing statements or amendments as may be necessary to continue the perfection of the Buyer’s interest under this Agreement.

(c)            Location. The Seller shall give the Buyer at least 30 days’ (or such shorter period as the Administrative Agent may agree) prior written notice of any relocation of its “location” within the meaning of Section 9-307 of the UCC if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Seller shall at all times maintain its “location” in the United States of America.

ARTICLE VI

ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF THE SPECIFIED ASSETS

SECTION 6.1      Rights of the Buyer.

(a)            The Seller hereby authorizes the Buyer and/or its designees to take any and all steps in the Seller’s name and on behalf of the Seller that the Buyer or its designees determine are reasonably necessary or appropriate to collect all amounts due under any and all Portfolio Investments, including enforcing the Seller’s rights under such Portfolio Investments.

(b)           The Buyer shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Portfolio Investments and all of the Buyer’s right, title and interest in, to and under this Agreement.

(c)           The Buyer shall have the sole right to retain any gains or profits created by buying, selling or holding the Portfolio Investments and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

SECTION 6.2      Further Action Evidencing Purchases.

(a)           The Seller agrees that from time to time, at its expense, it will promptly, upon reasonable request, make, execute, endorse, acknowledge, file and deliver all further instruments, documents, schedules, confirmatory assignments, conveyances, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments, and take all further action, necessary or appropriate in order to perfect, protect or more fully evidence the purchase by the Buyer, or the contribution to the Buyer, of the Portfolio Investments under this Agreement or to enable the Buyer to exercise or enforce any of its rights. Without limiting the generality of the foregoing, the Seller will execute and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as Buyer may reasonably determine to be necessary or appropriate.

(b)           The Seller hereby authorizes the Buyer or its designee to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Portfolio Investments of the Seller, in each case whether now existing or hereafter generated by the Seller. If (i) the Seller fails to perform any of its agreements or obligations under this Agreement and does not remedy the failure within the applicable cure period, if any, and (ii) the Buyer in good faith reasonably believes that the performance of such agreement or obligation is necessary or appropriate to protect its interests under this Agreement, then the Buyer or its designee may (but shall not be required to) perform, or cause the performance of, such agreement or obligation, and the reasonable expenses of the Buyer or its designee or assignee incurred in connection with such performance shall be payable by the Seller as provided in Section 8.1.

ARTICLE VII

TERMINATION OF SALES

SECTION 7.1      Termination by the Seller. The Seller may terminate its agreement to sell Portfolio Investments hereunder to the Buyer by giving the Buyer not less than five (5) days’ prior written notice of its election not to continue to sell Portfolio Investments to the Buyer (the “Termination of Sale Notice”); provided that the Termination of Sale Notice must specify the effective date of such termination.

SECTION 7.2      Automatic Termination. The agreement of the Seller to sell Portfolio Investments hereunder, and the agreement of the Buyer to purchase Portfolio Investments from the Seller hereunder, shall terminate automatically upon the occurrence of any of the following events:

(a)            the Seller (i) voluntarily commences any proceeding, or files any petition, seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect; (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition under any federal, state or foreign bankruptcy, insolvency, receivership or similar law; (iii) applies for, or consents to the appointment of, a receiver, trustee, custodian, sequestrator, conservator or similar official or for a substantial part of its assets; (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) makes a general assignment for the benefit of creditors or (vi) takes any action in contemplation, or for the purpose, of effecting any of the foregoing or

(b)           the payment in full of all Secured Obligations (other than unmatured contingent indemnification and reimbursement obligations) and the termination of the Financing Commitments.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.1      Indemnities by the Seller.

(a)            The Seller agrees to indemnify and hold harmless the Buyer and its officers, directors, employees and agents (each of the foregoing parties, an “Indemnified Party”) from and against any and all claims, liabilities, losses, costs, expenses (including reasonable and documented fees, charges and disbursements of outside counsel) and damages which may be incurred by or asserted against any Indemnified Party relating to, arising out of or resulting from (i) a breach of any representation, warranty or covenant made in writing by the Seller or (ii) the gross negligence or willful misconduct of the Seller in performing its obligations and duties under this Agreement, in each case other than (A) claims, liabilities, losses, costs, expenses and damages to the extent they result from the gross negligence or willful misconduct of an Indemnified Party or its Related Parties to the extent determined by a court of competent jurisdiction; (B) to the extent the same includes losses in respect of Portfolio Investments and reimbursement therefor would constitute credit recourse to the Seller for the amount of any Portfolio Investment not paid by the underlying obligor of such Portfolio Investment and (C) to the extent the same constitute consequential, special or punitive damages.

(b)           If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Indemnified Party in respect of which the indemnity provided above may be sought from the Seller (the “Indemnifying Party”), such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party and the payment of all reasonable and documented out-of-pocket expenses and legal fees; provided that failure to notify the Indemnifying Party shall not relieve it from any liability it may have to such Indemnified Party, except to the extent that it shall be actually prejudiced thereby. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of such Indemnified Party; provided, however, that the fees and expenses of separate counsel to such Indemnified Party in any such proceeding shall be at the expense of the Indemnifying Party if (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) the Indemnifying Party shall have failed to assume the defense of such action or proceeding or employ counsel reasonably satisfactory to such Indemnified Party in any such action or proceeding within a reasonable time after the commencement of such action or (iii) the named parties to such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised in writing by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party which gives rise to a conflict of interest (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable and documented out-of-pocket fees and expenses of more than one separate firm of attorneys (plus local counsel) at any time for such Indemnified Party, which firm shall be designated in writing by such Indemnified Party and shall be reasonably acceptable to such Indemnified Party). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to the Indemnifying Party, but, if settled with its written consent or if there is a final non-appealable judgment for the plaintiff in any such action or proceeding with respect to which the Indemnifying Party shall have received notice in accordance with this paragraph, the Indemnifying Party agrees to indemnify and hold the Indemnified Party harmless from and against any loss or liability by reason of such settlement or judgment.

ARTICLE IX

MISCELLANEOUS PROVISIONS

SECTION 9.1      Amendments; Waivers, Etc.

(a)            The provisions of this Agreement may from time to time be amended, modified or waived if such amendment, modification or waiver is in writing and signed by the Buyer and the Seller and consented to in writing by the Administrative Agent, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b)           No failure or delay on the part of the Buyer or any Indemnified Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Seller in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Buyer under this Agreement shall, except as may otherwise be stated in the waiver or approval, be applicable to subsequent transactions.

(c)            No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

SECTION 9.2      Binding Effect; Assignability; Survival of Provisions. This Agreement shall be binding upon and inure to the benefit of the Buyer and the Seller and their respective successors and permitted assigns. The Seller may not assign any of its rights hereunder or any interest herein unless it has obtained the prior written consent of the Buyer and the Administrative Agent. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms and shall remain in full force and effect until the first date following the termination of the Loan Agreement and the satisfaction in full in cash of all Secured Obligations thereunder (other than unmatured contingent indemnification and reimbursement obligations) or such later time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation or warranty made by the Seller pursuant to Section 3.1 and the indemnification and payment provisions of Article VII and Section 9.4 shall be continuing and shall survive any termination of this Agreement.

SECTION 9.3      Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.4      Costs, Expenses and Taxes. In addition to the obligations of the Seller under Article VIII, the Seller agrees to pay on demand:

(a)            all reasonable and documented out-of-pocket and other costs and expenses in connection with the enforcement of this Agreement and

(b)            all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery, and the filing and recording, of this Agreement and agrees to indemnify each Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omission to pay the taxes and fees; provided, however, that in no event shall the Seller be liable for or pay any taxes (or interest, penalties or additions to tax with respect thereto) imposed upon or measured by the income of any Indemnified Party or any taxes imposed in lieu of income taxes.

SECTION 9.5      Submission to Jurisdiction.

(a)            Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in the Borough of Manhattan in the City of New York, New York over any action or proceeding arising out of or relating to this Agreement and hereby (i) irrevocably agrees that all claims in respect of the action or proceeding may be heard and determined in such state or federal court and (ii) irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of the action or proceeding.

(b)            Nothing in this section shall affect the right of any party hereto to serve legal process in any manner permitted by law or affect the right of any party hereto to bring any action or proceeding against the other party or any of its properties in the courts of any other jurisdiction.

SECTION 9.6      WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER OF THE PARTIES HERETO OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 9.7      Integration. This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall together constitute the entire agreement between the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

SECTION 9.8      Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

SECTION 9.9      No Partnership or Joint Venture. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture.

SECTION 9.10    No Proceedings. The Seller hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding- up or liquidation of the Buyer or any similar proceedings, in each case prior to the date that is one year and one day (or, if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties pursuant to the Loan Agreement. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Buyer may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. Nothing in this Section 9.10 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this section that was instituted by the Buyer or against the Buyer by any Person other than a party hereto.

SECTION 9.11    Non-Recourse. Notwithstanding any other provision of this Agreement, no recourse under any obligation, covenant or agreement of the Buyer or the Seller contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Buyer or the Seller or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise, it being expressly agreed and understood that this Agreement is solely an obligation of each of the Buyer and the Seller and that no personal liability whatever shall attach to or be incurred by any incorporator, stockholder, officer, director, member, manager, employee or agent of the Buyer, the Seller or any of their respective Affiliates (solely by virtue of such capacity) or any of them under or by reason of any of the obligations, covenants or agreements of the Buyer or the Seller contained in this Agreement or any other Loan Document, or implied therefrom, and that any and all personal liability for breaches by the Buyer or the Seller of any of such obligations, covenants or agreements, either at common law or at equity, or by statute, rule or regulation, of every such incorporator, stockholder, officer, director, member, manager, employee or agent is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

SECTION 9.12    Third Party Beneficiaries. The Administrative Agent and the Collateral Agent under the Loan Agreement, for the benefit of the Secured Parties under the Loan Agreement, are intended third-party beneficiaries of this Agreement.

SECTION 9.13    Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then the unenforceable covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 9.14    Survival. The representations and warranties set forth in this Agreement shall survive the transfer of the Portfolio Investments to the Buyer and the further pledge by the Buyer of a security interest in the Portfolio Investments to the Administrative Agent and shall continue in full force and effect until the first day following the termination of the Loan Agreement and the satisfaction in full in cash of all Secured Obligations thereunder (other than unmatured contingent indemnification and reimbursement obligations).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the date and year first above written.

BDCA 57TH STREET FUNDING, LLC

By	/s/ Nina Kang Baryski
Name: Nina Kang Baryski
Title: Chief Financial Officer

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

By	/s/ Nina Kang Baryski
Name: Nina Kang Baryski
Title: Chief Financial Officer

[Signature Page to Sale Agreement]

EXHIBIT A

LSTA Transfer Documentation